SEPARATIONAGREEMENT
BY AND BETWEEN
A. SCHULMAN, INC.
AND
BARRY A. RHODES
This Separation Agreement (“Agreement”) is entered into by A. Schulman, Inc. (“Corporation”), a Delaware corporation, and Barry A. Rhodes (“Mr. Rhodes”), collectively, the “Parties,” to describe the terms and conditions of Mr. Rhodes’s separation from service with the Corporation.
ARTICLE 1 EFFECTIVE DATE OF AGREEMENT
     This Agreement will become effective as defined in Section 8.03[4].
ARTICLE 2 RESIGNATION AND SEPARATION
2.01 Resignation. Mr. Rhodes agrees:
[1] Effective as of the end of business April 11, 2008 (the “Termination Date”), [a] to resign as Executive Vice President-Chief Operating Officer North America, and [b] that the Employment Agreement dated January 10, 2002 between Mr. Rhodes and the Corporation as amended on March 19, 2007 (“Employment Agreement”) will terminate; and
[2] At the close of business on the Termination Date, Mr. Rhodes agrees to resign as an employee of the Corporation and any other entity with whom the Corporation would be considered a single employer under Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended (the “Code”) (all such entities related through common ownership to the Corporation are called “Group Members” and the Corporation and all Group Members collectively are called the “Group”); and
[3] That his resignation and termination of employment shall constitute a voluntary “separation from service,” within the meaning of Section 409A of the Code.
ARTICLE 3 CONSIDERATION
     Mr. Rhodes agrees that he will comply with the terms of this Agreement and will voluntarily terminate his employment, and his separation from service will commence at the close of business on the Termination Date. In exchange, but subject to Mr. Rhodes’s execution and non-revocation of a general release, and any restrictions imposed under Section 409A of the Code, and to the terms of this section, Mr. Rhodes will receive the payments and benefits described in this section.

3.01 Separation Pay and Health Insurance Continuation. The Corporation will pay to Mr. Rhodes “Separation Pay” in the amount of Nine Hundred Sixty-Eight Thousand Three Hundred Seventy-five Dollars ($968,375.00) less all withholding deductions for applicable federal, state and local income and employment taxes and any applicable court authorized support withholdings. The payment will be paid on upon the later of (a) expiration of the period described in Section 8.03[4] or (b) the Termination Date. In addition, upon Mr. Rhodes’ election, the Corporation will continue to pay its portion of the monthly premium for health insurance for a period beginning on May 1, 2008 and ending on April 30, 2009, and Mr. Rhodes will pay his portion of the premium in the total amount of $1,500.00, which will be deducted from the lump-sum Separation Pay. If during this period of health insurance continuation, Mr. Rhodes becomes insured by other health insurance plan, the Corporation-sponsored health insurance will become secondary to the other insurance. In the event that Mr. Rhodes does not elect health insurance continuation, he will be provided notice under COBRA and will be responsible for all premium costs.
3.02 Incentive Compensation. Mr. Rhodes will not be eligible to receive any incentive compensation payments for the year 2008.
3.03 Equity Awards. The vesting, ability to exercise and lapsing of any restrictions of Mr. Rhodes’ outstanding equity awards will be determined in accordance with and to the extent provided under the terms relating to separation from employment for similar reasons contained in the plan and the award agreements through which they were granted; provided, however, notwithstanding the foregoing, the Company agrees that:
[1] Mr. Rhodes holds vested and unvested Nonqualified Stock Options to purchase 50,667 shares of Company stock, of which 7,334 granted on October 21, 2005 have not currently vested. On the Termination Date, all such Options will be considered vested and remain exercisable for ninety (90) days after the Termination Date, at the following exercise prices:

Grant		Exercise
Date	Options	Price
10/21/05	22,000	$19.20
10/22/04	22,000	$19.85
10/22/03	6,667	$18.02
Total	50,667
[2] Mr. Rhodes holds 7,000 shares of Time-Based Restricted Stock granted on October 22, 2004 which normally would vest on October 22, 2008, but which will vest on the Termination Date.
3.04 Outplacement. The Corporation will provide Mr. Rhodes with Executive outplacement services with Ratliff Taylor for a period not to exceed one (1) year.
3.05 No Duplicate Payments. Nothing in this Article 3 is intended to result in the duplication of any payments or benefits provided to Mr. Rhodes prior to the execution of this Agreement or under the terms of any other agreement by and between Mr. Rhodes and the Corporation (“Prior

Agreements”) or under any other employee benefit plan or program maintained or sponsored by the Corporation on or before the Effective Date.
3.06 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement and except as specifically provided in this Agreement, all amounts paid under this Article 3 will be in lieu of any amounts, if any, payable to Mr. Rhodes from any broad-based severance program in which Mr. Rhodes participates and, by signing this Agreement, Mr. Rhodes specifically waives any rights to receive amounts, if any, from any broad-based severance program in which he participates.
     Mr. Rhodes covenants and agrees that he has received all compensation and benefits as an employee of the Corporation, and is entitled to no additional compensation or benefit under the terms of the Employment Agreement.
ARTICLE 4 POST-TERMINATION OBLIGATIONS
4.01 Confidentiality. The Group’s methods, plans for doing business, processes, pricing, compounds, customers and supplies are vital to the Group and, to the extent not made public by the Group, constitute confidential information subject to the Group’s proprietary rights therein. Mr. Rhodes covenants and agrees that he will not, directly or indirectly, make known, divulge, furnish, make available or use any invention, product, process, apparatus or design of any of the Group, or any knowledge or information in respect thereof (including, but not limited to, business methods and techniques), or any other confidential or so-called “insider” information of any of the Group.
The Parties acknowledge and agree that a material inducement for them to enter into this Agreement is Mr. Rhodes’ obligation to hold the facts, terms, existence and amount of this Agreement completely confidential. In order to preserve the value of this Agreement, Parties agree as follows: [1] The events leading to this Agreement and the facts, terms, existence and amount of this Agreement are confidential and shall not be disclosed by Mr. Rhodes or his attorneys except as required by legal process and then only after notice is first given by Mr. Rhodes seeking to make disclosure such that the Corporation will have a reasonable opportunity to oppose disclosure. Mr. Rhodes agree that they will exercise their best efforts to cause his attorneys, representatives and other agents to maintain the confidentiality and terms and provisions of this Agreement. Mr. Rhodes may disclose the terms of this Agreement to his spouse, attorneys or accountants and to applicable government taxing authorities; [2] Mr. Rhodes and his counsel agree not to disclose to any person, including any members of the press or any other media or in any non-judicial public or private forum, any information concerning the terms, facts, existence and amount of this Agreement; and [3] Mr. Rhodes represents and agrees that he has not disclosed the facts, terms, existence or amount of this Agreement to anyone other than his attorneys, spouse or financial advisors. The Corporation will disclose the terms of this Agreement to the extent required by state and federal laws, including federal securities laws.
4.02 Return of Materials. Mr. Rhodes agrees [1] to deliver or return to the Corporation upon his termination all written Confidential Information, as defined above, furnished by the Corporation or any Group Member or prepared by Mr. Rhodes in connection with his services for the Corporation and [2] that he will not retain any copies of any of the materials described in Section 4.02[1]. In addition, upon Mr. Rhodes’s termination, he agrees to immediately return to the Corporation all property of the Corporation or any Group Member which is in his possession, including, but not limited to, memoranda, books, papers, computer files, laptops, credit cards and keys.
4.03 Non-Competition and Non-Solicitation. Mr. Rhodes covenants and agrees that during the period of one (1) year following the Effective Date of this Agreement, he will not, directly or indirectly, either as an individual for Mr. Rhodes’s own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise:
[1] solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Corporation or the Group; or
[2] engage or participate in or finance, aid or be connected with any enterprise which competes with the business of the Group, or any of them.
The geographical limitations of the foregoing shall include any country in which the Group or any of them shall be doing business as of the Effective Date of this Agreement.
4.04 Injunctive Relief. Mr. Rhodes acknowledges that it is impossible to measure in money the damages that will accrue to the Corporation by reason of Mr. Rhodes’s failure to observe any of the obligations imposed on him by this Article 4. Accordingly, if the Corporation institutes an action to enforce the provisions hereof, Mr. Rhodes hereby waives the claim or defense that an adequate remedy at law is available to the Corporation, and Mr. Rhodes agrees not to urge the claim or defense that a remedy at law exists. Also, if a final determination is made by a court having competent jurisdiction that the time or territory or any other restriction contained in Section 4.03 is an unenforceable restriction on Mr. Rhodes’s activities, the provisions of Section 4.03 will not be rendered void but will be deemed amended to apply the maximum time and territory and other restrictions the court judicially determines or otherwise indicates to be reasonable.
ARTICLE 5 INDEMNIFICATION
To the extent permitted by law, the Corporation will indemnify Mr. Rhodes pursuant to the terms of the Indemnification Agreement, entered into, by and between the Corporation and Mr. Rhodes dated on or about October 16, 2006 and the Corporation’s Certificate of Incorporation and Bylaws, each as amended.
ARTICLE 6 ASSIGNMENT OF AGREEMENT
6.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a Group Member. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the “Corporation” under the terms of this Agreement. For these purposes, “successor” means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.
6.02 Mr. Rhodes may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Mr. Rhodes’s personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees.
ARTICLE 7 DISPUTE RESOLUTION
7.01 Except as provided in Section 4.04, any disagreement arising under this Agreement that is not resolved by agreement between the Parties, including the basis on which Mr. Rhodes’s employment is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Corporation and Mr. Rhodes. If the Corporation and Mr. Rhodes fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Summit County, Ohio. Regardless of the scope of this section, the Parties agree that nothing in this section prevents either Party from seeking injunctive or other equitable relief if there is a breach or threatened breach of any provision of this Agreement. Also, if otherwise due, payments not being contested under the procedures described in this paragraph will not be deferred during the pendency of procedures described in this section.
7.02 The Corporation will bear the arbitrator’s fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the Corporation.
ARTICLE 8 RELEASES, WAIVERS AND REVOCATION RIGHTS
8.01 Release. In consideration of receipt of the benefits set forth herein, including the consulting relationship with the Corporation, Mr. Rhodes does hereby fully and forever surrender, release, acquit and discharge the Corporation, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Rhodes’s employment with the Corporation or any Group Member, Mr. Rhodes’s relationship with the Corporation or any Group Member and/or the termination of Mr. Rhodes’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit.

Without limiting the generality of the foregoing, Mr. Rhodes specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Corporation acknowledges that Mr. Rhodes does not release herein any rights or claims which may arise after the Effective Date of this Agreement nor any rights he has under this Agreement, any rights he may have regarding the enforcement of this Agreement, his rights under COBRA or his rights to indemnification.
8.02 Waiver of Right to Sue. Except for the Corporation’s promises and obligations contained in this Agreement, Mr. Rhodes further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Corporation, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Rhodes’s employment.
8.03 Older Workers’ Benefit Protection Act Waiver. Mr. Rhodes has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Rhodes is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Rhodes waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 8.01 and waivers in Section 8.02 of any and all claims or disputes that Mr. Rhodes has or may have on the date hereof, Mr. Rhodes makes the following acknowledgements:
[1] By signing this Agreement, Mr. Rhodes waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.
[2] In consideration of the releases, waivers and covenants made by Mr. Rhodes under this Agreement, Mr. Rhodes will be receiving the benefits in the amounts and manner described in Articles 3 and 5 of this Agreement.
[3] Mr. Rhodes represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Rhodes has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.

[4] Mr. Rhodes understands that this Agreement shall be effective as of April 11, 2008 (“Effective Date”), provided that the Agreement is not revoked by Mr. Rhodes within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Rhodes has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to the Corporation. In the event that Mr. Rhodes does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Rhodes revokes this Agreement, Mr. Rhodes shall not be entitled to any of the consideration set out in this Agreement.
ARTICLE 9 MISCELLANEOUS
9.01 Notices. Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Mr. Rhodes at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Director of Human Resources at the Corporation’s principal offices.
9.02 Post-Separation Benefits. Mr. Rhodes is eligible to participate in certain retirement benefits under certain post-retirement benefit plans applicable to him. The actual retirement benefits are governed by plan documents for such plans, as may be amended from time to time. Mr. Rhodes is not eligible to participate in any Corporation-sponsored retiree medical plan. In addition, Mr. Rhodes will be paid for thirteen (13) days of accrued and unused paid time off in the amount of Fifteen Thousand Four Hundred Fifty Dollars and Twenty-four Cents ($15,450.24) less all withholding deductions for applicable federal, state and local income and employment taxes and any applicable court authorized support withholdings.
9.03 Entire Agreement. Except for the agreements and plans referenced in Section 9.02 above, this Agreement supersedes any prior agreements or understandings, oral or written, between the Parties, or between Mr. Rhodes and the Corporation, with respect to the subject matter described in this Agreement, and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement.
9.04 Amendment and Modification. This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties. However, by signing this Agreement, Mr. Rhodes agrees, without any further consideration, to consent to any amendment necessary to comply with Section 409A of Code.
9.05 Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.
9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.

9.07 Tax. Mr. Rhodes will be responsible for the payment of all taxes associated with any payments or benefits provided under this Agreement.
9.08 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement [1] will not constitute a waiver of that or any other term, covenant or condition and [2] will not constitute a waiver or relinquishment of the Party’s right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.
9.09 Governing Document. The terms of this Agreement will supersede and control over any conflicting language in any other agreement, plan, program or practice of the Corporation.
9.10 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.
9.11 Section 409A of the Code. This Agreement is intended to satisfy the requirements of Section 409A of the Code and shall be interpreted and administered consistent with such intent. Notwithstanding the foregoing, nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to Mr. Rhodes.
9.12 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
9.13 Joint and Several Liability. The obligations of the Corporation and the Group Members to Mr. Rhodes under this Agreement are joint and several.
9.14 Approvals. The Corporation represents and warrants to Mr. Rhodes that it has taken all corporate action necessary to authorize this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the dates set forth below.
A. SCHULMAN, INC.

By:	/s/ Cathy Brown	Date signed: April 7, 2008

Name:	Cathy Brown
Title:	Director of Human Resources

Barry A. Rhodes

/s/ Barry A. Rhodes	Date signed: April 8, 2008

Barry A. Rhodes

WAIVER OF TWENTY-ONE DAYS TO CONSIDER AGREEMENT
RELATING TO SEPARATION AGREEMENT
AND RELEASE OF CLAIMS
     On April 8, 2008, I received a Separation Agreement (the “Agreement”) with an effective date of April 11, 2008.
     I understand and acknowledge, and as listed in Article 8 of the Agreement, that I have the legal entitlement for twenty-one (21) days to decide whether or not I want to sign the Agreement and that I have also been advised to seek the advice of an attorney before signing the Agreement and have obtained the advice of an attorney. Understanding those rights, I have determined to sign the Agreement and have done so effective this 8th day of April, 2008.
     I recognize that only ___one___day has transpired since I received the Agreement, but I have determined, with the assistance of my legal counsel, that since I have made the decision to sign the Agreement, it is not necessary to wait the entire twenty-one (21) day period to which I am entitled, and I hereby freely and knowingly waive that statutory right.
     I understand that the parties to the Agreement are relying upon my representations in this Agreement and I agree that they have a right to so rely. I understand that those parties have agreed to enter into a consulting agreement with me as stated in the Agreement, based on my representations contained herein.

Date: April 8, 2008	/s/ Barry A. Rhodes
Barry A. Rhodes